Exhibit 99.1

TRANS MOUNTAIN PIPELINE SYSTEM AND EXPANSION PROJECT TO BE SOLD FOR C$4.5 BILLION

KMI 2018 DCF Guidance Affirmed; Balance Sheet Strengthened

HOUSTON, May 29, 2018 — Kinder Morgan, Inc. (NYSE:  KMI) today announced that the Kinder Morgan Canada Limited (TSX: KML) board of directors has agreed to the purchase of the Trans Mountain Pipeline system and the expansion project (TMEP) by the Government of Canada for C$4.5 billion, and has agreed to work with the Government of Canada to seek a third party buyer for the Trans Mountain Pipeline system and TMEP through July 22, 2018.

As part of the agreement, the Government has agreed to fund the resumption of TMEP planning and construction work by guaranteeing TMEP’s advances under a separate Federal Government recourse credit facility until the transaction closes.  The parties expect to close the transaction late in the third quarter or early in the fourth quarter of 2018, subject to KML shareholder and applicable regulatory approvals.

“We are pleased that KML and the Government were able to reach agreement on a transaction that benefits the people of Canada, TMEP shippers and both KMI and KML shareholders,” said KMI Chief Executive Officer, and KML Chairman and CEO, Steve Kean.  “The outcome reached represents the best opportunity to complete TMEP and thereby realize the great economic benefits promised by that project.

“For KMI, despite losing the EBITDA associated with the Trans Mountain system, we still expect to meet or exceed our 2018 distributable cash flow (DCF) per share target.  The transaction will also have a positive impact on our consolidated balance sheet, as we expect KMI’s approximately 70 percent share of after tax proceeds to be approximately US$2.0 billion.  Additionally, we continue to expect a 2018 annualized dividend of $0.80 per share, followed by

$1.00 per share in 2019 and $1.25 per share in 2020, a growth rate of 25 percent annually,” said Kean. “We will provide additional financial guidance after the transaction closes.

“With respect to future growth, we are confident that KMI will continue to find investment opportunities across its unparalleled network of midstream assets.  Since mid-2015, we have added on average approximately $1.3 billion per year to our backlog,” continued Kean.

“During the last twelve months, we have added approximately $2.1 billion.  Assuming that KMI can invest $2.0 billion per year at an average capital-to-Adjusted EBITDA multiple of approximately 7.0 times (versus the on-average 6.0 times for our backlog as of the first quarter of this year) those investments would yield KMI incremental annual EBITDA of over $300 million, representing greater than 4 percent annual EBITDA growth,” Kean concluded.

KMI does not provide forecasted net income (the GAAP financial measure most directly comparable to the non-GAPP financial measures DCF and Adjusted EBITDA) due to the impracticality of quantifying certain amounts required by GAAP, such as realized and unrealized foreign currency gains and losses and potential changes in estimates for certain contingent liabilities.

There will be a LIVE KML webcast conference call to discuss this announcement at 9:10 a.m. EDT on Tuesday, May 29, 2018, at www.kindermorgancanadalimited.com.

Kinder Morgan, Inc. (NYSE: KMI) is one of the largest energy infrastructure companies in North America.  It owns an interest in or operates over 84,000 miles of pipelines and 150 terminals.  KMI’s pipelines transport natural gas, refined petroleum products, crude oil, condensate, CO2 and other products, and its terminals transload and store petroleum products, ethanol and chemicals, and handle such products as steel, coal and petroleum coke.  It is also a leading producer of CO2 that we and others use for enhanced oil recovery projects primarily in the Permian basin.  For more information please visit www.kindermorgan.com.

Non-GAAP Financial Measures

The non-generally accepted accounting principles (non-GAAP) financial measures of distributable cash flow (DCF), both in the aggregate and per share, and net income before interest expense, taxes, DD&A and Certain Items (Adjusted EBITDA) are presented herein.

Certain Items as used to calculate our Non-GAAP measures, are items that are required by GAAP to be reflected in net income, but typically either (1) do not have a cash impact (for example, asset impairments), or (2) by their nature are separately identifiable from our normal business operations and in our view are likely to occur only sporadically (for example certain legal settlements, enactment of new tax legislation and casualty losses).

DCF is calculated by adjusting net income available to common stockholders before Certain Items for DD&A, total book and cash taxes, sustaining capital expenditures and other items. DCF is a significant performance measure useful to management and by external users of our financial statements in evaluating our performance and to measure and estimate the ability of our assets to generate cash earnings after servicing our debt and preferred stock dividends, paying cash taxes and expending sustaining capital, that could be used for discretionary purposes such as common stock dividends, stock repurchases, retirement of debt, or expansion capital expenditures.  We believe the GAAP measure most directly comparable to DCF is net income available to common stockholders.  A reconciliation of net income available to common stockholders to DCF is provided herein.  DCF per share is DCF divided by average outstanding shares, including restricted stock awards that participate in dividends.

Adjusted EBITDA is calculated by adjusting net income before interest expense, taxes, and DD&A (EBITDA) for Certain Items, non-controlling interests before Certain Items, and KMI’s share of certain equity investees’ DD&A (net of consolidating joint venture partners’ share of DD&A) and book taxes, which are specifically identified in the footnotes to the accompanying tables.  Adjusted EBITDA is used by management and external users, in conjunction with our net debt, to evaluate certain leverage metrics.  Therefore, we believe Adjusted EBITDA is useful to investors.  We believe the GAAP measure most directly comparable to Adjusted EBITDA is net income.

Our non-GAAP measures described above should not be considered alternatives to GAAP net income or other GAAP measures and have important limitations as analytical tools.

Our computations of DCF, Segment EBDA before Certain Items and Adjusted EBITDA may differ from similarly titled measures used by others.  You should not consider these non-GAAP measures in isolation or as substitutes for an analysis of our results as reported under GAAP.  DCF should not be used as an alternative to net cash provided by operating activities computed under GAAP.  Management compensates for the limitations of these non-GAAP measures by reviewing our comparable GAAP measures, understanding the differences between the measures and taking this information into account in its analysis and its decision making processes.

Important Information Relating to Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities and Exchange Act of 1934. Generally the words “expects,” “believes,” anticipates,” “plans,” “will,” “shall,” “estimates,” and similar expressions identify forward-looking statements, which are generally not historical in nature.  Forward-looking statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management, based on information currently available to them.  Although KMI believes that these forward-looking statements are based on reasonable assumptions, it can give no assurance that any such forward-looking statements will materialize.  Important factors that could cause actual results to differ materially from those expressed in or implied by these forward-looking statements include the risks and uncertainties described in KMI’s reports filed with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year-ended December 31, 2017 (under the headings “Risk Factors” and “Information Regarding Forward-Looking Statements” and elsewhere) and its subsequent reports, which are available through the SEC’s EDGAR system at www.sec.gov and on our website at ir.kindermorgan.com.  Forward-looking statements speak only as of the date they were made, and except to the extent required by law, KMI undertakes no obligation to update any forward-looking statement because of new information, future events or other factors.  Because of these risks and uncertainties, readers should not place undue reliance on these forward-looking statements.

CONTACTS
Dave Conover	Investor Relations
Media Relations	(800) 348-7320
(713) 369-9407	km_ir@kindermorgan.com
dave_conover@kindermorgan.com	www.kindermorgan.com